                                                                      Exhibit m.
                               RULE 12B-1 PLAN OF
                                CIGNA FUNDS GROUP

         1. THE PLAN. CIGNA Funds Group, a Massachusetts business trust
            --------
(the "Trust"), hereby adopts this Rule 12b-1 Plan (the "Plan") pursuant to the terms of Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Act"), with respect to the premier class- fixed income and retail class shares of the Trust's series identified on Schedule A attached hereto (the "Initial Funds" - such series, together with all other series subsequently established by the Trust and made subject to this Plan, being referred to herein individually as a "Fund" and collectively as the "Funds").

         2. AUTHORIZED PAYMENTS. With respect to the retail shares and the
            -------------------
premier class - fixed income shares of each Initial Fund, the Trust is hereby authorized to pay a fee to CIGNA Financial Services, Inc. ("CFS") from the assets of such Fund at the annual rate set forth on Schedule A attached hereto. These fees are payable to CFS for providing ongoing servicing and/or maintenance of shareholder accounts for the premier and retail classes of the Funds and for providing distribution related services to these classes. Shareholder service and account maintenance activities may include receiving, aggregating, and processing shareholder or beneficial owner (collectively, "shareholder") orders (including opening accounts, arranging wire transfers, transmitting and receiving funds, and verifying customer signatures); communicating periodically with shareholders; acting as the sole shareholder of record and nominee for shareholders; answering questions and handling correspondence from shareholders about their accounts; transmitting proxy statements, annual reports and other communications from the Funds; and performing similar account administrative services. Distribution related services include: payments made to and salaries and expenses of persons (including employees of CFS) who are engaged in, or provide support services in connection with, the distribution of shares of the Funds, such as answering routine telephone inquiries and processing prospective investor requests for information; compensation paid to securities dealers, financial institutions and other organizations which render distribution and premier services in connection with the distribution of the Funds' shares; costs related to the formulation and implementation of marketing and promotional activities, including direct mail promotions and television, radio, newspaper, magazine and other mass media advertising; costs of printing and distributing prospectuses and reports to prospective shareholders of the Funds; costs involved in preparing, printing and distributing sales literature for the Funds; costs involved in obtaining whatever information analyses and reports with respect to market and promotional activities on behalf of the retail and premier classes of the Funds that CFS deems advisable; and such other costs as may from time to time be agreed upon by the Funds. Payments of these fees are not tied exclusively to the expenses incurred by CFS, so that payments may exceed expenses actually incurred by CFS for providing shareholder and distribution related services.

         With respect to any class of any Fund subsequently established by the Trust and made subject to this Plan, the Trust shall pay CFS a monthly fee under this Plan at the annual rate agreed upon and specified in an addendum hereto. The expenditures to be made pursuant to this Plan shall commence with respect to each class of Shares of a Fund as of the date on which this Plan becomes effective with respect to each such class.

3.       TERM AND TERMINATION.
         --------------------

         a.           INITIAL FUNDS. This Plan shall become effective with
                      -------------
               respect to each class of each Initial Fund as of the later of (i) the date on which a Registration Statement with respect to such class of shares becomes effective under the Securities Act of 1933, as amended, or (ii) the date on which such class of the Initial Fund commences offering its Shares to the public. This Plan shall continue in effect with respect to each Initial Fund until one (1) year from the date of such effectiveness, unless the continuation of this Plan shall have been approved with respect to the Initial Fund in accordance with the provisions of
               Section 3(c) hereof.

         b.           ADDITIONAL FUNDS.  This Plan shall become effective with
                      ----------------
               respect to each additional Fund or class established by the Trust after the date hereof and made subject to this Plan upon commencement of the initial public offering thereof (PROVIDED,
                                                                    --------
               that this Plan has previously been approved for continuation by votes of a majority of both (i) the Board of Trustees of the Trust and (ii) the Trustees who are not interested persons (as defined in the Act) of the Trust and who have no direct or indirect financial interest in the operation of this Plan or the Agreement and any agreements relating to it (the "Qualified Trustees"), cast in person at a meeting held before the initial public offering of such additional Fund or classes thereof and called for the purpose of voting on such approval), and shall continue in effect with respect to each such additional Fund or class for one (1) year thereafter, unless the continuation of this Plan shall have been approved with respect to such additional Fund or class in accordance with the provisions of
               Section 3(c) hereof. The Fund's distributor and the Trust on behalf of each such additional Fund or class shall each sign an addendum hereto agreeing to be bound hereby and setting forth such specific and different terms as the parties may agree upon, including, without implied limitation, the amount and purpose of payments to be made hereunder.

         c.           CONTINUATION. This Plan and the Agreement shall continue
                      ------------
               in effect with respect to each Fund or class thereof subsequent to the initial term specified in Section 3(a) and (b) for so long as such continuance is specifically approved at least annually by votes of a majority of both (i) the Board of Trustees of the Trust and (ii) the Qualified Trustees, cast in person at a meeting called for the purpose of voting on this Plan, subject to any shareholder approval requirements existing under applicable law.

         d.           TERMINATION. This Plan may be terminated at any time with
                      -----------
               respect to the Trust or any Fund or class thereof, as the case may be, by vote of a majority of the Qualified Trustees, or by vote of a majority of the outstanding voting securities of the Trust or that Fund or class, as the case may be. This Plan may remain in effect with respect to a Fund or class thereof even if it has been terminated in accordance with the Section 3(d) with respect to such Fund or one or more other Fund of the Trust.

         4. AMENDMENTS. This Plan may be amended with respect to the Trust or a
            ----------
Fund or class thereof in the manner provided for annual renewal in Section 3(c) hereof; provided, however, that this Plan may not be amended to increase materially the amount of distribution expenditures provided for in Section 1 hereof unless such amendment is approved by a vote of a majority of the outstanding voting securities of each Fund or class thereof with respect to which a material increase in the amount of distribution expenditures is proposed.

         5. QUARTERLY REPORTS. Any person authorized to direct the
            -----------------
disposition of monies paid or payable by the Fund(s) pursuant to this Plan or any related agreements shall provide to the Trustees of the Trust, and the Trustees shall review at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

         6. SELECTION AND NOMINATION OF TRUSTEES. While this Plan is in effect,
            ------------------------------------
the selection and nomination of Qualified Trustees shall be committed to the discretion of the persons already serving as Qualified Trustees who are not interested persons of the Funds.

         7. RECORDS. The Funds shall preserve copies of this Plan and any
            -------
related agreements and all reports made pursuant to paragraph 5 hereof for a period of not less than six years from the date of this Plan, or the agreements or such reports, as the case may be, and shall preserve the Plan, agreement or report the first two years in an easily accessible place.

         8. LIMITATION ON PERSONAL LIABILITY. NOTICE IS HEREBY GIVEN that the
            --------------------------------
Trust is a business trust organized under the Massachusetts Business Trust Act pursuant to a Declaration of Trust filed in the office of the Secretary of the Commonwealth of Massachusetts. The Trust is a series trust and all debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable against the assets held with respect to such series only, and not against the assets of the Trust generally or against the assets held with respect to any other series and further that no trustee, officer or holder of shares of beneficial interest of the Trust shall be personally liable for any of the foregoing.

         IN WITNESS WHEREOF, the Trust has executed this 12b-1 Plan with respect to the Initial Funds as of the 3rd day of January, 2000.

ATTEST:                                  CIGNA FUNDS GROUP


/s/ Jeffrey S. Winer                         /s/ Alfred A. Bingham III
_____________________________________    By:____________________________________
     Jeffrey S. Winer                            Alfred A. Bingham III
     Vice President and Secretary                Vice President and Treasurer

                                   SCHEDULE A
                       TO 12B-1 PLAN FOR CIGNA FUNDS GROUP


                                                    CLASSES OF SHARES
                                                    -----------------
                                            PREMIER - FIXED INCOME      RETAIL
                                            ----------------------      -------
Balanced Fund                                n/a                         0.25
Core Plus Fixed Income Fund                  0.15                        0.25
Foreign Stock Fund                           n/a                         0.25
Large Company Stock Growth Fund              n/a                         0.25
Large Company Stock Value Fund               n/a                         0.25
Large Company Stock Index Fund               n/a                         0.25
Small Company Stock Growth Fund              n/a                         0.25
Small Company Stock Value Fund               n/a                         0.25